Exhibit 24(b)(8.104)

SEVENTH AMENDMENT

TO SELLING AND SERVICES AGREEMENT

This Seventh Amendment dated as of April 1, 2016 (the “Amendment”) by and between Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company), Voya Institutional Plan Services, LLC (formerly ING Institutional Plan Services, LLC), Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC) (collectively “Voya”), and Lazard Asset Management Securities LLC (“Distributor”) and Lazard Asset Management LLC the investment adviser to each mutual fund comprising the Fund and the parent company of the Distributor (“LAM’), is made to the Selling and Services Agreement dated as of July 1, 1998,  as amended on July 18, 2007, March 31, 2008, August 16, 2009, September 22, 2011, January 1, 2015, and May 20, 2015 (the “Agreement”).  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the parties wish to amend the Schedules to the Agreement as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.      Schedule A and B to the Agreement shall be deleted in its entirety and replaced with the Schedule A attached hereto.

2.      Except as specifically provided herein, all other provisions of the Servicing Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:       /s/ Lisa Gilarde

            Name:  Lisa Gilarde

            Title:  Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:       /s/ Lisa Gilarde

            Name:  Lisa Gilarde

            Title:  Vice President

VOYA FINANCIAL PARTNERS, LLC

By:       /s/ Lisa Gilarde

            Name:  Lisa Gilarde

            Title:  Vice President

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:       /s/ Charles L. Carroll 1/8/2016

            Name:  Charles L Carroll

            Title: Deputy Chairman

LAZARD ASSET MANAGEMENT LLC

By:       /s/ Charles L. Carroll 1/8/2016

            Name:  Charles L Carroll

            Title: Deputy Chairman

schedule a

Portfolio Name	Class	Symbol	CUSIP	Plan Fee*	Other Comp+	Total

Lazard Capital Allocator Opportunistic Strategies Portfolio	Open	LCAOX	52106N483	0.XX%	0.XX%	0.XX%
Lazard Developing Markets Equity Portfolio	Open	LDMOX	52106N467	0.XX%	0.XX%	0.XX%
Lazard Emerging Markets Core Equity Portfolio	Open	ECEOX	52106N244	0.XX%	0.XX%	0.XX%
Lazard Emerging Markets Debt Portfolio	Open	LEDOX	52106N129	0.XX%	0.XX%	0.XX%
Lazard Emerging Markets Equity Blend Portfolio	Open	EMBOX	52106N418	0.XX%	0.XX%	0.XX%
Lazard Emerging Markets Equity Portfolio**	Open	LZOEX	52106N764	0.XX%	0.XX%	0.XX%
Lazard Emerging Markets Income Portfolio	Open	LEIOX	52107V674	0.XX%	0.XX%	0.XX%
Lazard Emerging Markets Multi Asset Portfolio	Open	EMMOX	52106N145	0.XX%	0.XX%	0.XX%
Lazard Enhanced Opportunities Portfolio	Open	LEOOX	52107V476	0.XX%	0.XX%	0.XX%
Lazard Explorer Total Return Portfolio	Open	LETOX	52106N269	0.XX%	0.XX%	0.XX%
Lazard Fundamental Long/Short Portfolio	Open	LLSOX	52107V641	0.XX%	0.XX%	0.XX%
Lazard Global Equity Select Portfolio	Open	GESOX	52107V716	0.XX%	0.XX%	0.XX%
Lazard Global Fixed Income Portfolio	Open	LZGOX	52106N285	0.XX%	0.XX%	0.XX%
Lazard Global Listed Infrastructure Portfolio	Open	GLFOX	52106N442	0.XX%	0.XX%	0.XX%
Lazard Global Realty Equity Portfolio	Open	LITOX	52106N350	0.XX%	0.XX%	0.XX%
Lazard Global Strategic Equity Portfolio	Open	LSTOX	52107V 542	0.XX%	0.XX%	0.XX%
Lazard International Equity Portfolio	Open	LZIOX	52106N830	0.XX%	0.XX%	0.XX%
Lazard International Equity Concentrated Portfolio	Open	LCNOX	52107V 575	0.XX%	0.XX%	0.XX%
Lazard International Equity Select Portfolio	Open	LZESX	52106N657	0.XX%	0.XX%	0.XX%
Lazard International Small Cap Equity Portfolio	Open	LZSMX	52106N772	0.XX%	0.XX%	0.XX%
Lazard International Strategic Equity Portfolio	Open	LISOX	52106N582	0.XX%	0.XX%	0.XX%
Lazard Master Alternatives Portfolio	Open	LALOX	52107V518	0.XX%	0.XX%	0.XX%
Lazard US Corporate Income Portfolio	Open	LZHOX	52106N681	0.XX%	0.XX%	0.XX%
Lazard US Equity Concentrated Portfolio	Open	LEVOX	52106N574	0.XX%	0.XX%	0.XX%
Lazard US Mid Cap Equity Portfolio	Open	LZMOX	52106N715	0.XX%	0.XX%	0.XX%
Lazard US Realty Equity Portfolio	Open	LREOX	52106N319	0.XX%	0.XX%	0.XX%
Lazard US Realty Income Portfolio	Open	LRIOX	52106N335	0.XX%	0.XX%	0.XX%
Lazard US Short Duration Fixed Income Portfolio	Open	UMNOX	52106N376	0.XX%	0.XX%	0.XX%
Lazard US Small Cap Equity Growth Portfolio	Open	GRWOX	52107V617	0.XX%	0.XX%	0.XX%
Lazard US Small-Mid Cap Equity Portfolio	Open	LZCOX	52106N780	0.XX%	0.XX%	0.XX%
Lazard US Strategic Equity Portfolio	Open	LZUOX	52106N632	0.XX%	0.XX%	0.XX%

Lazard Capital Allocator Opportunistic Strategies Portfolio	Institutional	LCAIX	52106N491	N/A	0.XX%	0.XX%
Lazard Developing Markets Equity Portfolio	Institutional	LDMIX	52106N475	N/A	0.XX%	0.XX%
Lazard Emerging Markets Core Equity Portfolio	Institutional	ECEIX	52106N251	N/A	0.XX%	0.XX%
Lazard Emerging Markets Debt Portfolio	Institutional	LEDIX	52106N111	N/A	0.XX%	0.XX%
Lazard Emerging Markets Equity Blend Portfolio	Institutional	EMBIX	52106N392	N/A	0.XX%	0.XX%
Lazard Emerging Markets Equity Portfolio**	Institutional	LZEMX	52106N889	N/A	0.XX%	0.XX%
Lazard Emerging Markets Income Portfolio	Institutional	LEIIX	52107V682	N/A	0.XX%	0.XX%
Lazard Emerging Markets Multi Asset Portfolio	Institutional	EMMIX	52106N137	N/A	0.XX%	0.XX%
Lazard Enhanced Opportunities Portfolio	Institutional	LEOIX	52107V484	N/A	0.XX%	0.XX%
Lazard Explorer Total Return Portfolio	Institutional	LETIX	52106N277	N/A	0.XX%	0.XX%
Lazard Fundamental Long/Short Portfolio	Institutional	LLSIX	52107V658	N/A	0.XX%	0.XX%
Lazard Global Equity Select Portfolio	Institutional	GESIX	52107V724	N/A	0.XX%	0.XX%
Lazard Global Fixed Income Portfolio	Institutional	LZGIX	52106N293	N/A	0.XX%	0.XX%
Lazard Global Listed Infrastructure Portfolio	Institutional	GLIFX	52106N459	N/A	0.XX%	0.XX%
Lazard Global Realty Equity Portfolio	Institutional	LITIX	52106N368	N/A	0.XX%	0.XX%
Lazard Global Strategic Equity Portfolio	Institutional	LSTIX	52107V 559	N/A	0.XX%	0.XX%
Lazard International Equity Portfolio	Institutional	LZIEX	52106N400	N/A	0.XX%	0.XX%
Lazard International Equity Concentrated Portfolio	Institutional	LCNIX	52107V 583	N/A	0.XX%	0.XX%
Lazard International Equity Select Portfolio	Institutional	LZSIX	52106N665	N/A	0.XX%	0.XX%
Lazard International Small Cap Equity Portfolio	Institutional	LZISX	52106N806	N/A	0.XX%	0.XX%
Lazard International Strategic Equity Portfolio	Institutional	LISIX	52106N590	N/A	0.XX%	0.XX%
Lazard Master Alternatives Portfolio	Institutional	LALTX	52107V526	N/a	0.XX%	0.XX%
Lazard US Corporate Income Portfolio	Institutional	LZHYX	52106N699	N/A	0.XX%	0.XX%
Lazard US Equity Concentrated Portfolio	Institutional	LEVIX	52106N616	N/A	0.XX%	0.XX%
Lazard US Mid Cap Equity Portfolio	Institutional	LZMIX	52106N723	N/A	0.XX%	0.XX%
Lazard US Realty Equity Portfolio	Institutional	LREIX	52106N327	N/A	0.XX%	0.XX%
Lazard US Realty Income Portfolio	Institutional	LRIIX	52106N343	N/A	0.XX%	0.XX%
Lazard US Short Duration Fixed Income Portfolio	Institutional	UMNIX	52106N384	N/A	0.XX%	0.XX%
Lazard US Small Cap Equity Growth Portfolio	Institutional	GRWIX	52107V625	N/A	0.XX%	0.XX%
Lazard US Small-Mid Cap Equity Portfolio	Institutional	LZSCX	52106N509	N/A	0.XX%	0.XX%
Lazard US Strategic Equity Portfolio	Institutional	LZUSX	52106N624	N/A	0.XX%	0.XX%

Lazard Capital Allocator Opportunistic Strategies Portfolio	R6	RLCPX	52107V 849	N/A	N/A	0
Lazard Developing Markets Equity Portfolio	R6	RLDMX	52107V 872	N/A	N/A	0
Lazard Emerging Markets Core Equity Portfolio	R6	RLEOX	52107V 732	N/A	N/A	0
Lazard Emerging Markets Debt Portfolio	R6	RLEDX	52107V 815	N/A	N/A	0
Lazard Emerging Markets Equity Blend Portfolio	R6	RLEBX	52107V 831	N/A	N/A	0
Lazard Emerging Markets Equity Portfolio**	R6	RLEMX	52107V 880	N/A	N/A	0
Lazard Emerging Markets Income Portfolio	R6	RLEIX	52107V666	N/A	N/A	0
Lazard Emerging Markets Multi Asset Portfolio	R6	RLMSX	52107V 799	N/A	N/A	0
Lazard Enhanced Opportunities Portfolio	R6	RLZEX	52107V468	N/A	N/A	0
Lazard Explorer Total Return Portfolio	R6	RLETX	52107V 740	N/A	N/A	0
Lazard Fundamental Long/Short Portfolio	R6	RFLSX	52107V633	N/A	N/A	0
Lazard Global Equity Select Portfolio	R6	RLGEX	52107V690	N/A	N/A	0
Lazard Global Fixed Income Portfolio	R6	RLGFX	52107V 757	N/A	N/A	0
Lazard Global Listed Infrastructure Portfolio	R6	RLGLX	52107V 856	N/A	N/A	0
Lazard Global Realty Equity Portfolio	R6	RLGRX	52107V 765	N/A	N/A	0
Lazard Global Strategic Equity Portfolio	R6	RGSTX	52107V 534	N/A	N/A	0
Lazard International Equity Portfolio	R6	RLIEX	52107V 500	N/A	N/A	0
Lazard International Equity Concentrated Portfolio	R6	RICNX	52107V 567	N/A	N/A	0
Lazard International Equity Select Portfolio	R6	RLIQX	52107V 609	N/A	N/A	0
Lazard International Small Cap Equity Portfolio	R6	RLICX	52107V 807	N/A	N/A	0
Lazard International Strategic Equity Portfolio	R6	RLITX	52107V 708	N/A	N/A	0
Lazard Master Alternatives Portfolio	R6	RMSTX	52107V492	N/A	N/A	0
Lazard US Corporate Income Portfolio	R6	RLCIX	52107V 864	N/A	N/A	0
Lazard US Equity Concentrated Portfolio	R6	RLUEX	52107V 104	N/A	N/A	0
Lazard US Mid Cap Equity Portfolio	R6	RLMCX	52107V 302	N/A	N/A	0
Lazard US Realty Equity Portfolio	R6	RLREX	52107V 773	N/A	N/A	0
Lazard US Realty Income Portfolio	R6	RLRIX	52107V 781	N/A	N/A	0
Lazard US Short Duration Fixed Income Portfolio	R6	RLSDX	52107V 823	N/A	N/A	0
Lazard US Small Cap Equity Growth Portfolio	R6	RLSGX	52107V591	N/A	N/A	0
Lazard US Small-Mid Cap Equity Portfolio	R6	RLSMX	52107V 401	N/A	N/A	0
Lazard US Strategic Equity Portfolio	R6	RLUSX	52107V 203	N/A	N/A	0

*               Fees to be paid to Intermediary from the Plan.  Intermediary waives any right to payment of such fees until Distributor is in receipt of fees from the Fund pursuant to the Plan, and Distributor's liability for the payment of such fees is limited solely to the proceeds of fees received from the Fund pursuant to the Plan.  The Plan is terminable by the Fund's Board of Directors at any time.  It is recognized that certain parties may not be permitted to collect distribution fees under the Plan, and if Intermediary is such a party, it will not accept such fees.

+              Paid by Distributor or the Portfolios' investment adviser out of its own resources.

** The Lazard Emerging Markets Equity Portfolio is generally closed to new investors.